EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Forms S-3 Nos. 333-155659, 333-150993, 333-150256 and 333-142403, and Forms S-8 Nos. 333-150257, 333-123184 and 333-115649) of National Coal Corp. of our report dated March 31, 2010, with respect to the consolidated financial statements of National Coal Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2009.

/S/ ERNST & YOUNG LLP

Nashville, Tennessee

March 31, 2010